UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 13, 2014

AMERICA’S CAR-MART, INC.
(Exact name of registrant as specified in its charter)

Texas	0-14939	63-0851141
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

802 SE Plaza Avenue, Suite 200, Bentonville, Arkansas 72712
 (Address of principal executive offices, including zip code)

(479) 464-9944
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 13, 2014, America’s Car-Mart, Inc., a Texas corporation (the “Company”), and its subsidiaries, Colonial Auto Finance, Inc., an Arkansas corporation (“Colonial”), America’s Car Mart, Inc., an Arkansas corporation (“ACM”), and Texas Car-Mart, Inc., a Texas corporation (“TCM”), entered into Amendment No. 4 to the Amended and Restated Loan and Security Agreement (“Agreement”), dated as of March 9, 2012, by and among the Company, Colonial, ACM, TCM and a group of lenders.

Amendment No. 4 to the Agreement (the “Amendment”) amends the structure of the debt covenants as related to the application of the fixed charge coverage ratio calculation.  As amended, the fixed charge coverage ratio calculation will be required only if availability, as defined, under the revolving credit facilities is less than certain specified thresholds.  The amendment also increases the allowable capital expenditures to $10 million in the aggregate during any fiscal year and allows for the sale of certain vehicle contracts to third parties.

The description above is a summary and is qualified in its entirety by Amendment No. 4 to the Agreement, which is filed as an exhibit to this report and is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

On February 18, 2014, America’s Car-Mart, Inc. issued a press release announcing its operating results for the third fiscal quarter ended January 31, 2014. The press release contains certain financial, operating and other information for the period ended January 31, 2014. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2., the information contained in this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1934, as amended. America’s Car-Mart, Inc. undertakes no obligation to update or revise this information.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 5.03.	Amendments to Articles of Incorporation and Bylaws; Change in Fiscal Year.

On February 18, 2014, our Board of Directors amended our Amended and Restated Bylaws for the purpose of providing that each Director shall be elected by a majority of votes cast.  The amendment is attached hereto as Exhibit 3.1 and is incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits

(d)  Exhibits.

3.1	Amendment No. 1 to the Amended and Restated Bylaws of the Company dated February 18, 2014.

4.1
Amended and Restated Loan and Security Agreement dated March 9, 2012, among America’s Car-Mart, Inc., a Texas corporation, as Parent; Colonial Auto Finance, Inc., an Arkansas corporation, America’s Car Mart, Inc., an Arkansas corporation, and Texas Car-Mart, Inc., a Texas corporation, as Borrowers; and certain financial institutions, as Lenders, with Bank of America N.A., as Administrative Agent, Lead Arranger and Book Manager (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 12, 2012).

4.2
Amendment No. 1 to Amended and Restated Loan and Security Agreement dated September 20, 2012, among America’s Car-Mart, Inc., a Texas corporation, as Parent; Colonial Auto Finance, Inc., an Arkansas corporation, America’s Car Mart, Inc., an Arkansas corporation, and Texas Car-Mart, Inc., a Texas corporation, as Borrowers; and certain financial institutions, as Lenders, with Bank of America N.A., as Administrative Agent, Lead Arranger and Book Manager (Incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on September 21, 2012).

4.3
Amendment No. 2 to Amended and Restated Loan and Security Agreement dated February 4, 2013, among America’s Car-Mart, Inc., a Texas corporation, as Parent; Colonial Auto Finance, Inc., an Arkansas corporation, America’s Car Mart, Inc., an Arkansas corporation, and Texas Car-Mart, Inc., a Texas corporation, as Borrowers; and certain financial institutions, as Lenders, with Bank of America N.A., as Administrative Agent, Lead Arranger and Book Manager (Incorporated by reference to Exhibit 4.8 to the Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2013 filed with the SEC on March 1, 2013).

4.4
Amendment No. 3 to Amended and Restated Loan and Security Agreement dated June 24, 2013, among America’s Car-Mart, Inc., a Texas corporation, as Parent; Colonial Auto Finance, Inc., an Arkansas corporation, America’s Car Mart, Inc., an Arkansas corporation, and Texas Car-Mart, Inc., a Texas corporation, as Borrowers; and certain financial institutions, as Lenders, with Bank of America N.A., as Administrative Agent, Lead Arranger and Book Manager (Incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed with the SEC on June 28, 2013).

4.5
Amendment No. 4 to Amended and Restated Loan and Security Agreement dated February 13, 2014, among America’s Car-Mart, Inc., a Texas corporation, as Parent; Colonial Auto Finance, Inc., an Arkansas corporation, America’s Car Mart, Inc., an Arkansas corporation, and Texas Car-Mart, Inc., a Texas corporation, as Borrowers; and certain financial institutions, as Lenders, with Bank of America N.A., as Administrative Agent, Lead Arranger and Book Manager.

99.1	Press release announcing operating results for the third fiscal quarter ended January 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America’s Car-Mart, Inc.

Date: February 19, 2014	/s/ Jeffrey A. Williams
Jeffrey A. Williams
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)